EXHIBIT 32.1


                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Obsidian Enterprises, Inc. (the "Company") certifies that the annual report on Form 10-K of the Company for the fiscal year ended October 31, 2002, as amended by Amendment No. 1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 25, 2003             /s/ Timothy S. Durham
                                   ---------------------------------------
                                   Timothy S. Durham
                                   Chairman and Chief Executive Officer